Exhibit 99.2

Special Stone Surfaces, Es3 Inc. (Successor Company)

Condensed Financial Statements of Special Stone Surfaces, Es3 Inc. as of and for the six-month periods ended June 30, 2005 and 2004.

Unaudited

--------------------------------------------------------------------------------


Special Stone Surfaces, Es3 Inc.


Table Of Contents

Financial Statements:

      Unaudited Balance Sheet as of:
      o     June 30, 2005

      Unaudited Statements of Operations for the:
      o     Three and Six Months Ended June 30, 2005 and June 30, 2004

      Unaudited Statements of Cash Flows for the:
      o     Three and Six Months Ended June 30, 2005 and June 30, 2004

Notes to Unaudited Financial Statements

                        Special Stone Surfaces, Es3 Inc.
                             Unaudited Balance Sheet
                                  June 30, 2005
                        (A Development Stage Enterprise)

ASSETS

CURRENT ASSETS:
Cash                                                               $  27,627
Inventories                                                           17,561
Prepaid expenses and other current assets                            200,000
                                                                   ---------
Total current assets                                                 245,188

Property and equipment--net                                           37,479
Other long-term assets                                                 2,087
                                                                   ---------
TOTAL ASSETS                                                       $ 284,754
                                                                   =========

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
Accounts payable                                                   $  81,848
                                                                   ---------
Total liabilities                                                     81,848
                                                                   ---------

Commitments (See Note 6)

                             STOCKHOLDERS' DEFICIT:

Common stock ($0.01 par value, 20,000,000 shares authorized;
 18,108,750 shares issued and outstanding at June 30, 2005)          181,088
Additional paid-in capital                                           497,713
Subscriptions receivable (see Note 4B)                              (184,600)
Accumulated deficit                                                 (291,295)
                                                                   ---------
Total stockholders' deficit                                          202,906
                                                                   ---------

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT                        $ 284,754
                                                                   =========

    The accompanying notes are an integral part of these financial statements

                        Special Stone Surfaces, Es3 Inc.
                       Unaudited Statements of Operations
                        (A Development Stage Enterprise)

                                           Three Months Ended June 30,         Period from          Six Months
                                             2005              2004         January 27, 2005           Ended
                                         ------------------------------    (inception) through     June 30, 2004
                                                          (Predecessor)        June 30, 2005       (Predecessor)
                                             Es3            Aronite                 Es3               Aronite
                                         ------------    --------------    --------------------    ------------
REVENUES                                 $         --    $       35,086    $                 --    $     57,688

COST OF GOODS SOLD                                 --            21,080                      --          36,216
                                         ------------    --------------    --------------------    ------------
Gross profit                                       --            14,006                      --          21,472
                                         ------------    --------------    --------------------    ------------
OPERATING EXPENSES:
Selling and marketing                           7,633                --                   7,951             108
Technology, support, and development           17,307             4,401                  17,307           5,271
General and administrative                    233,799         1,400,985                 266,037       1,548,383
Amortization of license                            --               250                      --             500
                                         ------------    --------------    --------------------    ------------
Total operating expenses                      258,739         1,405,636                 291,295       1,554,262
                                         ------------    --------------    --------------------    ------------
Operating income (loss)                      (258,739)       (1,391,630)               (291,295)     (1,532,790)
                                         ------------    --------------    --------------------    ------------
OTHER INCOME (EXPENSE):
Forgiveness of debt                                --               726                      --             743
Interest expense-net                               --           (40,481)                     --         (67,393)
Other expenses                                     --           (13,947)                     --         (25,490)
                                         ------------    --------------    --------------------    ------------
Total other (expense) income                       --           (53,702)                     --         (92,140)
                                         ------------    --------------    --------------------    ------------
INCOME (LOSS) BEFORE INCOME TAXES AND
MINORITY INTEREST                            (258,739)       (1,445,332)               (291,295)     (1,624,930)

PROVISION FOR INCOME TAXES                         --                --                      --              --
                                         ------------    --------------    --------------------    ------------
NET INCOME (LOSS)                        $   (258,739)   $   (1,445,332)    $          (291,295)   $ (1,624,930)
                                         ============    ==============    ====================    ============

    The accompanying notes are an integral part of these financial statements

                        Special Stone Surfaces, Es3 Inc.
                       Unaudited Statements of Cash Flows
                        (A Development Stage Enterprise)

                                                                   Period from
                                                                 January 27, 2005      Six Months Ended
                                                               (inception) through       June 30, 2004
                                                                   June 30, 2005        (Predecessor)
                                                                       Es3                  Aronite
                                                               --------------------    ----------------
CASH FLOWS FROM OPERATING ACTIVITIES
   Net income (loss)                                           $           (291,295)   $     (1,624,930)
                                                               --------------------    ----------------
   Adjustments:
         Depreciation                                                         1,272                  --
         Amortization of intangible assets                                       --                 500
         Common Stock issued for services                                        --           1,246,526
         Ammortization of deferred stock compensation                            --              28,401
         Ammortization of note discount                                          --              54,189
         Changes in:
              Accounts receivable                                                --              (2,585)
              Inventories                                                   (17,561)             13,494
              Prepaid expenses and other current assets                    (200,000)             (1,280)
              Other long-term assets                                         (2,087)             (1,280)
              Bank overdraft                                                     --                 604
              Accounts payable                                               81,848             246,673
              Accrued expenses and other current liabilities                     --                (373)
                                                               --------------------    ----------------
                  Total adjustments                                        (136,528)          1,584,869
                                                               --------------------    ----------------
         Net cash used by operating activities                             (427,823)            (40,061)
                                                               --------------------    ----------------
CASH FLOWS FROM INVESTING ACTIVITIES
   Purchase of equipment                                                    (38,751)                 --
                                                               --------------------    ----------------

CASH FLOWS FROM FINANCING ACTIVITIES
   Proceeds from issuance of common stock                                   494,201                  --
   Principal payment of note payable                                             --             (77,622)
   Proceeds from issuance of note payable                                        --             115,916
                                                               --------------------    ----------------
         Net cash provided by financing activities                          494,201              38,294
                                                               --------------------    ----------------

NET INCREASE (DECREASE) IN CASH                                              27,627              (1,767)

CASH, BEGINNING OF PERIOD                                                        --               1,767
                                                               --------------------    ----------------

CASH, END OF PERIOD                                            $             27,627    $             --
                                                               ====================    ================

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
   Cash paid for interest                                      $                 --    $             --
                                                               ====================    ================
   Cash paid for income taxes                                  $                 --    $             --
                                                               ====================    ================

    The accompanying notes are an integral part of these financial statements

Notes To Financial Statements
Special Stone Surfaces, Es3 Inc. and Subsidiaries
(A Development Stage Enterprise)

1.    Organization And Basis Of Presentation

A.    Organization

Special Stone Surfaces, Es3 Inc. (the "Company") is a Nevada corporation formed on January 27, 2005, and is a development stage company engaged in the business of manufacturing and distributing a range of decorative stone veneers and finishes based on proprietary Liquid Stone Coatings(TM) and Authentic Stone Veneers(TM). On June 30, 2005 the Company entered into an Exchange Agreement with National Healthcare Technology, Inc., a Colorado corporation ("NHT"), and certain stockholders of NHT. Operations are conducted from leased premises in San Diego, California.

B.    Basis of Presentation

The Company's financial statements are prepared using the accrual method of accounting in accordance with accounting principles generally accepted in the United States of America and have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities in the normal course of business. The Company has incurred a net loss during the period from inception through June 30, 2005 and expects to incur a net loss for its fiscal year ending December 31, 2005. In view of these matters, realization of the assets of the Company is dependent upon the Company's ability to meet its financing requirements and the success of its future operations.

The Company intends to raise additional funds to cover the costs of operations through public or private offerings of debt or equity securities. However, no assurances can be made that current or anticipated future sources of funds will enable the Company to finance future periods' operations. These financial statements do not include any adjustments relating to the recoverability and classification of recorded assets or liabilities that might be necessary should the Company be unable to continue as a going concern.

2.    Summary of Significant Accounting Policies

A.    Predecessor Entity

The financial statements of the Company include the Company's results from inception through June 30, 2005, and the results of the Company's predecessor entity, Aronite Industries Inc. ("Aronite"), for 2004. The Company has determined that Aronite is a predecessor entity because the Company and Aronite are under common control, share significant equity ownership interests, and the Company operates in substantially the same line of business that Aronite operated in.

B.    Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Estimates and assumptions are reviewed periodically and the effects of revisions are reflected in the financial statements in the period they are determined.

C.    Cash and Cash Equivalents

Substantially all of the Company's cash and cash equivalents are deposited with a single large commercial bank.

D.    Accounts Receivable

Accounts receivable are reported at the amount management expects to collect on balances outstanding at year-end. There was no accounts receivable balance as of June 30, 2005.

E.    Customer Concentrations

For the six months ended June 30, 2005, the Company recorded no revenues.

F.    Inventories

Inventories are stated at lower of cost or market, with cost determined on a first-in, first-out basis.

G.    Property and Equipment

Property and equipment are stated at cost and depreciated or amortized using the straight-line method over the assets' estimated useful lives. Leasehold improvements are amortized over the shorter of the life of the related asset or the life of the lease. Costs of maintenance and repairs are charged to expense as incurred; significant renewals and betterments are capitalized. Long-lived assets are assessed for impairment whenever events or changes in circumstances indicate the assets' carrying amount may not be recoverable. The evaluation is based on an estimate of the future undiscounted net cash flows of the related asset or asset grouping over the assets' remaining life. Long-lived assets that are assessed to be impaired are reduced to their estimated net fair value.

H.    Revenue Recognition

Revenue is generally recognized when all contractual or transfer obligations have been satisfied, the collection of the resulting receivable is probable, and the risks and rewards of ownership have substantively transferred to customers. This condition normally is met when the product has been delivered. The Company records estimated reductions to revenue for customer and distributor incentives, such as rebates, at the time of the initial sale.

Most sales agreements are for standard products and services with customer acceptance occurring upon delivery of the product or performance of the service. The Company also enters into agreements that contain multiple-elements (such as product, installation and service) or non-standard terms and conditions. For multiple-element arrangements, the Company recognizes revenue for delivered elements when the delivered item has stand-alone value to the customer, fair values of undelivered elements are known, customer acceptance has occurred, and there are only customary refund or return rights related to the delivered elements. For prepaid service contracts, revenue is recognized on a straight-line basis over the term of the contract, unless historical evidence indicates the costs are incurred on other than a straight-line basis.

I.    Technology License

The Company's principal business activity focuses on the commercialization of distributing decorative coatings that can be used to resemble stone, which the Company licenses from related parties. Minimum annual royalties for these arrangements have been accrued on the Company's balance sheet. See Notes 8A, 8B and 8C for additional information on these arrangements.

J.    Fair Value of Financial Instruments

The Company's financial instruments consist of accrued expenses. Pursuant to SFAS No. 107, "Disclosures About Fair Value of Financial Instruments," the Company is required to estimate the fair value of all financial instruments at the balance sheet date. The Company considers the carrying value of its financial instruments in the financial statements to approximate their fair value because of their short-term maturities.

K.    Stock-Based Compensation

The Company accounts for stock based awards to employees as compensatory in accordance with Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees ("APB 25"). The Company also issues stock based awards for services performed by consultants and other non-employees and accounts for them in accordance with Statement of Financial Accounting Standards No. 123, Accounting for Stock-Based Compensation ("SFAS 123").

Financial Accounting Standards Board Statement No. 148, Accounting for Stock-Based Compensation - Transition and Disclosure ("SFAS 148"), requires the Company to provide pro forma information regarding net income and earnings per share as if compensation cost for all awards had been determined in accordance with the fair value based method prescribed in SFAS 123 as follows:

                                                     Six Months Ended June 30,
                                                       2005          2004
                                                     ----------    ----------
Net income (loss), as reported                       $ (291,295)   $       --

Add:  Stock-based compensation expense included in
net income, no tax effect                                    --            --

Deduct:  Total stock-based compensation expense
determined under fair value method for all awards,
no tax effect                                            (8,243)           --
                                                     ----------    ----------
Pro forma net income (loss)                          $ (299,538)   $       --
                                                     ==========    ==========

Since the difference between the reported and pro forma net income (loss) available to common shareholders is insignificant, there is no effect on the net earnings (loss) per common share.

The Company estimates the fair value of each stock option at the grant date by using the Black-Scholes option-pricing model with the following weighted-average assumptions used for grants for the six months ended June 30, 2005: no dividend yield for each year; expected volatility of 0% according to the minimum value method; weighted-average risk-free interest rates of 4.22%, and weighted-average expected option lives of 3 years.

L.    Income Taxes

The Company accounts for its income taxes using the Financial Accounting Standards Board Statements of Financial Accounting Standards No. 109, "Accounting for Income Taxes," which requires the establishment of a deferred tax asset or liability for the recognition of future deductible or taxable amounts and operating loss and tax credit carryforwards. Deferred tax expense or benefit is recognized as a result of timing differences between the recognition of assets and liabilities for book and tax purposes during the year.

Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Deferred tax assets are recognized for deductible temporary differences and operating loss, and tax credit carryforwards. A valuation allowance is established to reduce that deferred tax asset if it is "more likely than not" that the related tax benefits will not be realized.

M.    Basic and Diluted Net Earnings (loss) per Share

The Company adopted the provisions of SFAS No. 128, "Earnings Per Share" ("EPS"). SFAS No. 128 provides for the calculation of basic and diluted earnings per share. Basic EPS includes no dilution and is computed by dividing income or loss available to common shareholders by the weighted average number of common shares outstanding for the period. Diluted EPS reflects the potential dilution of securities that could share in the earnings or losses of the entity. For the period from inception through June 30, 2005, basic and diluted loss per share are the same since the calculation of diluted per share amounts would result in an anti-dilutive calculation that is not permitted and therefore not included. No EPS calculation is shown for the Company's predecessor entity, Aronite.

N.    Comprehensive Loss

Comprehensive loss consists of net loss and other gains and losses affecting shareholders' equity that, under generally accepted accounting principles, are excluded from net loss in accordance with Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income." The Company, however, does not have any components of other comprehensive loss as defined by SFAS No. 130 and therefore, for the six months ended June 30, 2005 and 2004, comprehensive loss is equivalent to the Company's reported net loss. Accordingly, a statement of comprehensive loss is not presented.

O.    Recent Accounting Pronouncements

In December 2003, the Financial Accounting Standards Board ("FASB") issued FASB Interpretation No. ("FIN") 46R, "Consolidation of Variable Interest Entities." This statement requires that the assets, liabilities and results of the activities of variable interest entities be consolidated into the financial statements of the company that has a controlling financial interest. It also provides the framework for determining whether an entity should be consolidated based on voting interest or significant financial support provided to it. In general, for all entities that were previously considered special purpose entities, FIN 46R should be applied in periods ending after December 15, 2003. Otherwise, FIN 46R is applicable to all public entities for periods ending after March 15, 2004.

In December 2004, the FASB issued SFAS No. 153, "Exchanges of Non-Monetary Assets, an amendment of APB Opinion 29, Accounting for Non-Monetary Transactions." The amendments made by SFAS No. 153 are based on the principle that exchanges of non-monetary assets should be measured based on the fair value of the assets exchanged. Further, the amendments eliminate the narrow exception for non-monetary exchanges of similar productive assets and replace it with a broader exception for exchanges of non-monetary assets that do not have "commercial substance." The provisions in SFAS No. 153 are effective for non-monetary asset exchanges occurring in fiscal periods beginning after June 15, 2005. Early application is permitted and companies must apply the standard prospectively. The Company adopted this statement on January 1, 2005. The adoption of the statement should not cause a significant change in the current manner in which the Company accounts for its exchanges of non-monetary assets.

In December 2004, the FASB issued a revision to SFAS 123, "Share-Based Payment, an amendment of FASB Statements Nos. 123 and 95," that addresses the accounting for share-based payment transactions in which a Company receives employee services in exchange for either equity instruments of the Company or liabilities that are based on the fair value of the Company's equity instruments or that may be settled by the issuance of such equity instruments. This statement would eliminate the ability to account for share-based compensation transactions using the intrinsic method that the Company currently uses and generally would require that such transactions be accounted for using a fair-value-based method and recognized as expense in the statement of operations. The effective date of this standard is for periods beginning after June 15, 2005. This standard requires expensing the fair value of stock option grants and stock purchases under employee stock purchase plan. The Company does not expect the implementation of this new standard to have a material impact on its financial position, results of operations and cash flows.

In March 2005, the SEC released Staff Accounting Bulletin No. 107, "Share-Based Payment"("SAB 107"), which provides interpretive guidance related to the interaction between SFAS 123(R) and certain SEC rules and regulations. It also provides the SEC staff's views regarding valuation of share-based payment arrangements. In April 2005, the SEC amended the compliance dates for SFAS 123(R), to allow companies to implement the standard at the beginning of their next fiscal year, instead of the next reporting period beginning after June 15, 2005. The Company does not expect the implementation of SAB 107 to have a material impact on its financial position, results of operations and cash flows.

3.    Going Concern

The accompanying financial statements have been prepared in conformity with generally accepted accounting principles, which contemplate the continuation of the Company as a going concern. The Company reported a net loss for the six months ended June 30, 2005, and had a working capital deficiency of $36,660. The Company also has deferred payment of certain accounts payable.

In view of the matters described, there is substantial doubt about the Company's ability to continue as a going concern. The recoverability of the recorded assets and satisfaction of the liabilities reflected in the accompanying balance sheet is dependent upon continued operation of the Company, which is in turn dependent upon the Company's ability to meet its cash flow requirements on a continuing basis and to succeed in its future operations. There can be no assurance that management will be successful in implementing its plans. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

4.    Other Current Assets

The Company paid a deposit on June 27, 2005 of $200,000 as part of consummating a transaction (see note 9, Subsequent Events) contemplated by a certain Exchange Agreement, ("Exchange Agreement") dated as of July 19, 2005. Under the terms of the Exchange Agreement, the deposit is to be paid to Crown Partners, Inc. upon satisfaction of certain conditions to closing including the preparation and filing of financial statements for Special Stone Surfaces, Es3 that meet the requirements of Regulation S-X

5.    Stockholders' Equity

A.    Common Stock

In February 2005, the Company issued 8,380,000 shares to founding stockholders at a price of $0.01 per share, including 6,250,000 shares to Boston Equities Corporation (a related party).

In April 2005, the Company issued 910,000 shares of common stock at a purchase price of $0.50 per share, including 800,000 shares to Boston Equities Corporation (a related party) and 110,000 to unrelated investors.

In June 2005, the Company issued 200,000 shares of common stock at a purchase price of $0.70 per share to an unrelated investor.

In June 2005, the Company issued an aggregate of 8,618,750 shares of common stock in connection with the license of certain trademarks from Aronite Industries Inc. See Note 8C for a description of this transaction.

B.    Subscriptions Receivable

At June 30, 2005 the Company had issued shares of common stock to Boston Equities Corporation, a related party, in a quantity that exceeded the amount of money due for the shares. This shortfall is classified as subscriptions receivable on the balance sheet, and is equal to $184,600 at June 30, 2005.

C.    Stock Warrants

In February 2005 the Company issued 600,000 common stock purchase warrants at an exercise price of $0.60 per share to W.B. International, Inc., in exchange for consulting services. In June 2005 the Company has issued 600,000 common stock purchase warrants at an exercise price of $0.70 per share to each of Liquid Stone Manufacturing, Inc. and Stone Mountain Finishes, Inc. in connection with certain OEM license agreements. (See Note 8) In June 2005 the Company issued 100,000 options to purchase common stock to an employee at an exercise price of $.70 per share. A summary of the warrant activity for the period ended June 30, 2005 is as follows:

                                                             Weighted
                                              Number of      Average
                                               Shares     Exercise Price   Exercisable
                                              ---------   --------------   -----------
Outstanding at January 27, 2005 (inception)          --   $           --            --
      Issued                                  1,900,000            0 .66     1,900,000
      Cancelled, forfeited or expired                --                             --
                                              ---------   --------------   -----------
Outstanding at June 30, 2005                  1,900,000   $         0.66     1,400,000
                                              =========   ==============   ===========

Weighted average fair market value of warrants issued:    $        1.00
                                                          ==============


Additional information regarding the warrants outstanding as of June 30, 2005 is as follows:

                                       Outstanding                                        Exercisable
                   ---------------------------------------------------------    ------------------------------------
                                        Weighted
                                         Average                                                        Weighted
                                        Remaining             Weighted                                  Average
Exercise Price       Number of         Contractual             Average               Number          Exercise Price
                     Warrants          Life (Years)        Exercise Price         Exercisable
---------------    --------------    -----------------    ------------------    -----------------    ---------------
    $0.70            1,300,000              5.0                  $0.70            1,300,000              $0.70
    $0.60              600,000              5.0                  $0.60               100,000              $0.60


6.    Income Taxes

There is no provision for income taxes in these financial statements because the Company is operating at a loss to date.

7.    Commitments and Contingencies

A.    Legal Actions

The Company is not currently aware of any formal legal proceedings or claims that the Company believes will have, individually or in the aggregate, a material adverse effect on the Company's financial position or results of operations.

B.    OEM License Agreements

Future minimum annual license payments under the OEM license agreements for the next five years ending December 31 are as follows:

                  2006                             $  450,000
                  2007                                540,000
                  2008                                648,000
                  2009                                777,600
                  2010                                933,120
                                                   ----------
                                                   $3,348,720

C.    Operating Lease

On March 1, 2005, the Company entered into a lease commitment for office and warehouse space in San Diego, California. The terms of the lease provide for monthly rental payments of $3,367.46 through January 2006 and increasing to $3,679 through January 31, 2009.

Future minimum rental payments under the facility lease for the years ending December 31 are as follows:

                  2006                             $ 41,521
                  2007                               42,766
                  2008                               44,049
                  2009                                3,680
                                                   --------
                                                   $132,015

D.    Indemnities and Guarantees

The Company has made certain indemnities and guarantees, under which it may be required to make payments to a guaranteed or indemnified party in relation to certain actions or transactions. The Company indemnifies its directors, officers, employees and agents, as permitted under the laws of the State of Nevada. The duration of the guarantees and indemnities varies, and is generally tied to the life of the agreement. These guarantees and indemnities do not provide for any limitation of the maximum potential future payments the Company could be obligated to make. Historically, the Company has not been obligated nor incurred any payments for these obligations and, therefore, no liabilities have been recorded for these indemnities and guarantees in the accompanying balance sheet.

8.    Other Related Party Transactions

A.    OEM License Agreement - Liquid Stone Manufacturing, Inc.

On June 15, 2005, the Company acquired an exclusive license to manufacture, use and distribute Liquid Stone(TM) coatings in North America, Central America and South America, under an OEM License Agreement with Liquid Stone Manufacturing, Inc. a Nevada corporation. Liquid Stone Manufacturing, Inc. is controlled by Boston Equities Corporation (the Company's controlling stockholder) and William Courtney, an officer and director of the Company.

Under the terms of the OEM License Agreement, the Company is required to pay a royalty of up to 7% of net sales of Liquid Stone(TM) products, subject to minimum annual royalties of $200,000 increasing at a rate of 20% per annum. In addition, the Company granted Liquid Stone Manufacturing, Inc. a five year warrant to purchase 600,000 shares of its common stock at $.70 per share. The Company has an option to buy out the royalty payments in exchange for $2 million if paid before the second anniversary of the license, $4 million if paid before the third anniversary of the license and $8 million thereafter. Royalties paid during the term do not apply to the buy out option. Liquid Stone Manufacturing, Inc. has the right to demand payment of the buy out option in fully registered stock at an effective price of $0.75 per share in lieu of cash payment.

B.    OEM License Agreement - Stone Mountain Finishes, Inc.

On June 15, 2005, the Company acquired an exclusive license to manufacture, use and distribute Authentic Stone Veneers(TM) in North America, Central America and South America, under an OEM License Agreement with Stone Mountain Finishes, Inc. a Nevada corporation. Stone Mountain Finishes, Inc. is controlled by Boston Equities Corporation (the company's controlling tockholder and William Courtney, an officer and director of the Company.

Under the terms of the OEM License Agreement, the Company is required to pay a royalty of up to 7% of net sales of Stone Mountain(TM) products, subject to minimum annual royalties of $250,000 increasing at a rate of 20% per annum. In addition, the Company granted Stone Mountain Finishes, Inc. a five year warrant to purchase 600,000 shares of its common stock at $.70 per share. The Company has an option to buy out the royalty payments in exchange for $2 million if paid before the second anniversary of the license, $4 million if paid before the third anniversary of the license and $8 million thereafter. Royalties paid during the term do not apply to the buy out option. Stone Mountain Finishes, Inc. has the right to demand payment of the buy out option in fully registered stock at an effective price of $.75 per share in lieu of cash payment.

C. Trademark License and Contract Assignment and Assumption Agreement - Aronite Industries, Inc.

On June 15, 2005, the Company entered into a Trademark License and Contract Assignment and Assumption Agreement with Aronite Industries, Inc., a Nevada corporation. Under the terms of the agreement, the Company acquired an exclusive license to use Aronite Industries, Inc.'s trademarks, tradenames and marketing collateral in North America, Central America and South America. The Company also received an assignment from Aronite of a Distribution Agreement that it had entered into with a third party for the distribution of stone coatings. Aronite Industries, Inc. is controlled by Boston Equities Corporation (the Company's largest stockholder) and William Courtney.

Under the terms of the Trademark License and Contract Assignment and Assumption Agreement, the Company is required to pay a royalty of up to 3% of net sales of products sold under the Aronite Industries Inc. trademarks, subject to minimum annual royalties of $100,000 increasing at a rate of 20% per annum. In addition, the Company issued to Aronite Industries, Inc. a total of 8,618,750 shares of the Company's common stock to Aronite Industries, Inc. The equity issuance was recorded in the Company's financial statements at $0, or Aronite's basis in the stock. The Company has an option to buy out the royalty payments in exchange for $1.25 million. Royalties paid during the term do not apply to the buy out option. Aronite Industries, Inc. has the right to demand payment of the buy out option in fully registered stock at an effective price of $0.75 per share in lieu of cash payment.

D.    Boston Equities Corporation Consulting Services

The Company accrued $20,000 of management and financial consulting fees due to Boston Equities Corporation for the six months ended June 30, 2005.

9.    Subsequent Events

On July 19, 2005 (the "Closing"), National Healthcare Technology, Inc. (the "Company" or "NHT") consummated the transactions contemplated by that certain Exchange Agreement ("Exchange Agreement") dated as of June 30, 2005, by and among the Company, Crown Partners, Inc., a Nevada corporation and the largest stockholder of the Company prior to the Closing ("Crown Partners"), Special Stone Surfaces, Es3 Inc., a Nevada corporation ("Es3"), and certain stockholders of Es3 (the "Es3 Stockholders").

Pursuant to the terms of the Exchange Agreement, the Company acquired 18,108,750 shares of the outstanding capital stock of Es3 in exchange for the Company's issuance to the Es3 Stockholders of 18,108,750 shares of the Company's common stock. In connection with the Exchange Agreement the Company also issued 905,438 shares to Crown Partners and 400,000 shares to two individuals that provided consulting and advisory services to the Company (the "Consultants"). The issuance of the Company's shares of common stock to the Es3 Stockholders, Crown Partners and the Consultants was exempt from registration under the Securities Act of 1933, as amended ("Securities Act") pursuant to Section 4(2) thereof.

Following the Closing, the Company has a total of 19,492,759 shares of common stock issued and outstanding. The Es3 Stockholders owned approximately 92.9% of the issued and outstanding shares of the Company's common stock, the stockholders of the Company immediately prior to Closing, including Crown Partners owned approximately 5.0% of the shares of the Company's issued and outstanding common stock, and the Consultants owned approximately 2.1% of the issued and outstanding common stock.

The shares of the Company's common stock issued to Es3 Stockholders and Crown Partners are restricted shares, and the holders thereof may not sell, transfer or otherwise dispose of such shares without registration under the Securities Act or an exemption therefrom. The shares of common stock issued to the Consultants were registered on a Registration Statement on Form S-8 on July 29, 2005. Recipients of those shares, other than persons who are "affiliates" of the Company within the meaning of the Securities Act, may sell all or part of the shares in any way permitted by law, including sales in the over-the-counter market at prices prevailing at the time of such sale.

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